                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                   FORM 8-K/A


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 24, 2002

                                 AMENDMENT NO. 1

                              1-800 CONTACTS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                       0-23633                   87-0571643
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


66 E. Wadsworth Park Drive, 3rd Floor, Draper, UT                       84020
-------------------------------------------------                     ----------
    (Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (801) 924-9800


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

                              1-800 CONTACTS, INC.

                                      INDEX

     This Amendment No. 1 to the Current Report on Form 8-K dated July 24, 2002 is being filed by 1-800 CONTACTS, INC. to provide the financial statements and pro forma financial information.

                                                                                PAGE NO.
                                                                                --------
Item 7.  Financial Statements and Exhibits
(a)      Financial statements of business acquired:
             Report of Independent Auditors. . . . . . . . . . . . . . . . . . .     3
             Combined Balance Sheets
                  as of December 31, 2001 and 2000 . . . . . . . . . . . . . . .     4
             Combined Statements of Operations
                  for the years ended December 31, 2001 and 2000 . . . . . . . .     5
             Combined Statements of Changes in Net Assets (Liabilities)
                  and Comprehensive Income (Loss) for the years ended
                  December 31, 2001 and 2000 . . . . . . . . . . . . . . . . . .     6
             Combined Statements of Cash Flows
                  for the years ended December 31, 2001 and 2000 . . . . . . . .     7
             Notes to Combined Financial Statements. . . . . . . . . . . . . . .     8

             Unaudited Condensed Combined Balance Sheets
                  as of June 30, 2002 and December 31, 2001. . . . . . . . . . .    19
             Unaudited Condensed Combined Statements of Operations
                  for the six months ended June 30, 2002 and 2001. . . . . . . .    20
             Unaudited Condensed Combined Statements of Cash Flows
                  for the sixth months ended June 30, 2002 and 2001. . . . . . .    21
             Notes to Unaudited Condensed Combined Financial Statements. . . . .    22

(b)      Pro forma financial information:
             Unaudited Pro Forma Condensed Financial Information . . . . . . . .    24
             Unaudited Pro Forma Condensed Combined Balance Sheet
                  as of June 29, 2002. . . . . . . . . . . . . . . . . . . . . .    25
             Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the two quarters ended June 29, 2002 . . . . . . . . . . .    26
             Unaudited Pro Forma Condensed Combined Statement of Operations
                  for the year ended December 29, 2001 . . . . . . . . . . . . .    27
             Notes to Unaudited Pro Forma Condensed Combined
                  Financial Statements . . . . . . . . . . . . . . . . . . . . .    28

                         REPORT OF INDEPENDENT AUDITORS



The Boards of Directors of
ClearLab Pte Ltd,
Igel C M Laboratory Pte Ltd, and
International Vision Laboratories Pte Ltd:

We have audited the accompanying combined balance sheets of the IGEL Operations, a combination of Igel C M Laboratory Pte Ltd and certain carved-out components of International Vision Laboratories Pte Ltd, as of December 31, 2001 and 2000, and the related combined statements of operations, changes in net assets (liabilities) and comprehensive income (loss), and cash flows for the years then ended. These combined financial statements are the responsibility of IGEL Operations' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of IGEL Operations as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KPMG

Singapore
October 7, 2002

IGEL OPERATIONS

COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


                                                                NOTES         2001               2000
                                                                -----      ------------      ------------
ASSETS

CURRENT ASSETS:
Cash                                                                       $     27,448      $     78,491
Trade receivables (net of allowance for doubtful
   accounts of $759,437 and $329,962, respectively)              3,4          1,121,689         1,960,089
Other receivables and prepayments                                                64,610           399,857
Inventories                                                        5          2,831,452         4,394,308
                                                                           ------------      ------------
Total current assets                                                          4,045,199         6,832,745

NON-CURRENT ASSETS:
Property, plant and equipment, net                                 6          7,765,041         8,994,282
                                                                           ------------      ------------
TOTAL ASSETS                                                               $ 11,810,240      $ 15,827,027
                                                                           ============      ============

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
Trade payables                                                             $    469,168      $    785,156
Other payables                                                                  599,695         1,032,280
Income tax payable                                                              105,831           184,618
Deferred income tax liabilities                                                      --           270,000
Amounts due to related parties                                     3          2,860,668         2,146,148
Current portion of long-term loans                                 7          8,691,826                --
Current portion of capital lease obligations                      10            399,400           427,641
                                                                           ------------      ------------
Total current liabilities                                                    13,126,588         4,845,843
                                                                           ------------      ------------

NON-CURRENT LIABILITIES:
Long-term loans, less current portion                              7                 --         9,482,854
Capital lease obligations, less current portion                   10            498,387           953,801
                                                                           ------------      ------------
Total non-current liabilities                                                   498,387        10,436,655
                                                                           ------------      ------------
TOTAL LIABILITIES                                                            13,624,975        15,282,498

NET ASSETS (LIABILITIES)                                                     (1,814,735)          544,529
                                                                           ------------      ------------
TOTAL LIABILITIES AND NET ASSETS                                           $ 11,810,240      $ 15,827,027
                                                                           ============      ============

See accompanying notes to combined financial statements.

IGEL OPERATIONS

COMBINED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)

                                                         NOTES         2001               2000
                                                         -----      ------------      ------------
REVENUE
Product sales                                                       $ 3,226,392       $ 4,017,350
Rental income                                                           432,646           590,566
                                                                    -----------       -----------
                                                                      3,659,038         4,607,916
                                                                    -----------       -----------
COSTS AND EXPENSES
Cost of product sales                                                (2,562,104)       (2,560,155)
Write down of inventories                                            (1,858,412)               --
Cost of rental income                                                  (483,561)         (465,013)
Selling, general and administrative expenses                         (1,814,078)       (1,906,126)
                                                                    -----------       -----------
                                                                     (6,718,155)       (4,931,294)
                                                                    -----------       -----------

LOSS FROM OPERATIONS                                                 (3,059,117)         (323,378)

Other income                                                             66,388            54,756

Interest expense                                                       (429,507)         (415,607)

Foreign exchange gain                                                   461,582           385,396
                                                                    -----------       -----------
LOSS BEFORE INCOME TAXES                                             (2,960,654)         (298,833)

Income tax benefit                                          8           279,899             3,028
                                                                    -----------       -----------
NET LOSS                                                            $(2,680,755)      $  (295,805)
                                                                    ===========       ===========

See accompanying notes to combined financial statements.

IGEL OPERATIONS

COMBINED STATEMENTS OF CHANGES IN NET ASSETS (LIABILITIES)
AND COMPREHENSIVE INCOME (LOSS)
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)

                                                                     NET
                                                                    ASSETS        COMPREHENSIVE
                                                      NOTES     (LIABILITIES)     INCOME (LOSS)
                                                      -----     -------------     ------------
Balance at January 1, 2000                                      $   178,273       $        --

Net loss for the year                                              (295,805)         (295,805)

Net cash transfers from IVL Parent                      1           678,935                --

Foreign currency translation adjustments                            (16,874)          (16,874)
                                                                -----------       -----------
Comprehensive loss for 2000                                                          (312,679)
                                                                                  ===========

Balance at December 31, 2000                                        544,529                --

Net loss for the year                                            (2,680,755)       (2,680,755)

Net cash transfers from IVL Parent                      1           291,346                --

Foreign currency translation adjustments                             30,145            30,145
                                                                -----------       -----------
Comprehensive loss for 2001                                                       $(2,650,610)
                                                                                  ===========
Balance at December 31, 2001                                    $(1,814,735)
                                                                ===========


See accompanying notes to combined financial statements.

IGEL OPERATIONS

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)

                                                                          2001              2000
                                                                          ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                         $(2,680,755)      $  (295,805)
    Adjustments to arrive at cash provided by (used in)
       operating activities:
       Depreciation expense                                              935,395           612,545
       (Gain) loss on disposal of property, plant and equipment             (255)              383
       Deferred income taxes                                            (270,000)          (68,496)
       CHANGES IN OPERATING ASSETS AND LIABILITIES:
          Trade receivables                                              742,922           339,114
          Other receivables and prepayments                              320,227          (177,576)
          Inventories                                                  1,340,207          (739,006)
          Trade payables                                                (277,203)          583,642
          Other payables                                                (382,059)          385,828
          Income tax payable                                             (69,789)           27,532
                                                                     -----------       -----------
Net cash (used in) provided by operating activities                     (341,310)          668,161
                                                                     -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property plant and equipment                            (234,301)         (866,384)
    Proceeds from disposal of property, plant and equipment                4,470            50,283
                                                                     -----------       -----------
Net cash used in investing activities                                   (229,831)         (816,101)
                                                                     -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of long-term loans                                        (234,123)         (338,810)
    Principal payments on capital lease obligations                     (413,453)         (260,153)
    Increase in amounts due to related parties                           863,375            18,528
    Net cash transfers from IVL Parent                                   291,346           678,935
                                                                     -----------       -----------
Net cash provided by financing activities                                507,145            98,500
                                                                     -----------       -----------
Effect of exchange rate changes on cash                                   12,953           (55,650)
                                                                     -----------       -----------

Net decrease in cash                                                     (51,043)         (105,090)
Cash at beginning of year                                                 78,491           183,581
                                                                     -----------       -----------
CASH AT END OF YEAR                                                  $    27,448       $    78,491
                                                                     ===========       ===========

Supplemental disclosures of cash flow information:

Cash paid for:
    Interest                                                         $  (429,507)      $  (374,272)
    Income taxes                                                         (68,888)          (54,750)
Non-cash items:
    Equipment acquired under capital leases                          $        --       $ 1,158,734

See accompanying notes to combined financial statements.

IGEL OPERATIONS

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


1    DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     The operations of Igel CM Laboratory Pte Ltd ("ICML") and International Vision Laboratories Pte Ltd ("IVL") consist of manufacturing, distribution and development of eye care products and the rental of property. ICML and IVL are based in Singapore and are wholly owned subsidiaries of International Visioncare Pte Ltd ("IVC").

     On July 24, 2002, 1-800 CONTACTS, INC. ("1-800 CONTACTS") completed the acquisition of substantially all of the key operating assets and certain liabilities of ICML, and certain assets and liabilities of IVL related to the land and building rental operations. The accompanying combined financial statements include the historical financial statements of ICML, plus carved-out financial information related to the rental operations of IVL (collectively referred to as the "IGEL Operations"). IVL maintained sufficiently detailed accounting records to separately account for its rental operations. As a result, allocations of expenses were not necessary in connection with the preparation of the carved-out financial information for the rental operations. The combined statements of changes in net assets (liabilities) and comprehensive income (loss) include net cash transfers from the IVL operations that were not acquired by 1-800 CONTACTS (referred to as "IVL Parent"). All significant balances and transactions between ICML and the carved-out IVL operations have been eliminated on combination.

     The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.


2    SIGNIFICANT ACCOUNTING POLICIES

     (a)  RESEARCH AND DEVELOPMENT

          Research and development expenditures are expensed as incurred. Research and development expenditures amounted to $104,812 and $230,102 during the years ended December 31, 2001 and 2000, respectively.

     (b)  REVENUE RECOGNITION

          Revenue from sales of products are recognized when all of the following have occurred: the product has been shipped to the customer, title and risk of loss have passed to the customer, IGEL Operations has the right to invoice the customer and collection of the receivable is probable. The related freight costs directly associated with shipping products to customers are included as a component of cost of product sales.

          Rental income receivable under operating leases is recognized on a straight line basis over the period of the respective lease agreements.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


2    SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     (c)  INVENTORIES

          Inventories are measured at the lower of cost (using the weighted average method) or market value (net realizable value). In arriving at the net realizable value, an allowance is made for all obsolete and slow-moving items.

     (d)  PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment are carried at acquisition cost less accumulated depreciation. Depreciation is charged so as to write off the cost of assets over their estimated useful lives, using the straight-line method, on the following bases:

          Leasehold land and building - shorter of term of lease or useful life of assets

          Leasehold improvements - shorter of 5 years or the remaining term of the related lease

          Plant and equipment - 5 to 10 years

          Property, plant and equipment that are leased out under operating leases are presented in the balance sheet according to the nature of the assets less accumulated depreciation. Lease income from operating leases is recognized in income on a straight-line basis over the period of the respective lease agreements.

     (e)  IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED
          OF

          Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (f)  ACCOUNTING FOR LEASES

          Assets and liabilities related to capital leases are recorded as property, plant and equipment and lease obligations, respectively, and the related interest is calculated using the effective interest rate method and charged to interest expense over the lease period.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


2    SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     (g)  INCOME TAXES

          Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax effects of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the tax years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in income in the period the rate change is enacted.

          When a deferred tax asset has been recognized, an appropriate allowance is established if, based upon the weight of available evidence, it is more likely than not that some or all of it will not be realized.

          The results of operations of IVL's carved-out rental operations are included in the income tax returns of IVL. The provision for income taxes related to the carved-out rental operations has been determined on a separate return basis.

     (h)  RETIREMENT BENEFIT COSTS

          Payments to defined contribution retirement plans (including government-managed retirement benefit plans) are recognized as an expense as they are incurred. IGEL Operations expensed $183,568 and $143,280 related to contributions to such plans during the years ended December 31, 2001 and 2000, respectively.

     (i)  USE OF ESTIMATES

          The financial statements of the IGEL Operations have been prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates. Estimates are used in accounting for, among other items, allowances for doubtful accounts, inventory obsolescence and income taxes.

     (j)  FOREIGN CURRENCY

          Transactions in foreign currencies are recorded in Singapore dollars at the rates ruling at the dates of the transactions. At each balance sheet date, recorded monetary balances that are denominated in foreign currencies are translated to Singapore dollars at the exchange rates prevailing at the balance sheet date. All realized and unrealized exchange gains and losses are recognized in the statement of operations.

          The financial statements of IGEL Operations are maintained in their functional currency, which is the Singapore dollar. The financial statements in Singapore dollars are translated into United States dollars by translating assets and liabilities at the closing rate of exchange on the balance sheet date and translating revenues and expenses using the average exchange rate prevailing during the period.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


2    SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     (j)  FOREIGN CURRENCY (cont'd)

          The resulting translation adjustments are recorded as a component of other comprehensive income (loss).

     (k)  NEW ACCOUNTING PRONOUNCEMENTS

          In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 equires that the purchase method of accounting be used for all usiness combinations initiated after June 30, 2001 as well as all urchase method business combinations completed after June 30, 2001. FAS No. 141 also specifies criteria intangible assets acquired in a urchase method business combination must meet to be recognized and eported apart from goodwill, noting that any purchase price allocable o an assembled workforce may not be accounted for separately. SFAS o. 142 requires that goodwill and intangible assets with indefinite seful lives no longer be amortized, but instead tested for impairment t least annually in accordance with the provisions of SFAS No. 142.

          SFAS No. 142 requires that intangible assets with estimated useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", which was issued in August 2001. IGEL Operations adopted the provisions of SFAS No. 141 for business combinations initiated after June 30, 2001, and SFAS No. 142 effective January 1, 2002. The adoption of SFAS No.'s 141 and 142 did not have a material effect on IGEL Operations' financial position or results of operations.

          In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal use of the asset. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, IGEL Operations will recognize a gain or loss on settlement. IGEL Operations are required to adopt the provision of SFAS No. 143 effective January 1, 2003. It is not practicable for IGEL Operations to estimate the impact of adopting this statement at the date of this report.

          In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for Impairment of Long-Lived Assets to be Disposed of". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for recognition and measurement of the impairment of long-lived assets to be held and used and measurement of long-lived assets to be disposed of by sale. SFAS No. 144 addresses certain implementation issues related to SFAS. No. 121. This Statement also supersedes the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations -

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


2    SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     (k)  NEW ACCOUNTING PRONOUNCEMENTS (cont'd)

          Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for segments of a business to be disposed of. SFAS No. 144 retains the basic provisions of Opinion No. 30 for the presentation of discontinued operations in the income statement but broadens that presentation to include a component of an entity, rather than a segment of a business. The IGEL Operations adopted SFAS No 144 effective January 1, 2002. The adoption of SFAS No. 144 did not have a material effect on IGEL Operations' financial position or results of operations.

          In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 requires, among other things, that gains and losses on the early extinguishment of debt be classified as extraordinary only if they meet the criteria for extraordinary treatment set forth in APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The provisions of SFAS No. 145 related to classification of gains and losses on the early extinguishment of debt are effective for fiscal years beginning after May 15, 2002. IGEL Operations are required to adopt the provision of SFAS No. 145 effective January 1, 2003.

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement requires costs associated with exit or disposal activities to be recorded at their fair values when a liability has been incurred. Under the previous guidance, certain exit costs were accrued upon management's commitment to an exit plan, which is generally before an actual liability has been incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. IGEL Operations are required to adopt the provision of SFAS No. 146 effective January 1, 2003.

3    RELATED PARTY TRANSACTIONS

     IVC is a wholly owned subsidiary of Alliance Technology and Development Limited ("ATD"), which is the ultimate holding company of ICML and IVL. Related parties include all companies which are members of the ATD group of companies.

     Certain of IGEL Operations' transactions and arrangements entered into in the normal course of business are with related parties and may not be reflective of transactions of a similar nature carried out with unrelated parties in a competitive environment. These transactions consist primarily of product sales, rental arrangements, and related company borrowing or funding arrangements.

     IGEL Operations sell products to a related corporation in the Peoples' Republic of China. As there was uncertainty about the collectibility of the receivables in 2001, revenue from these sales was recognized only to the extent that collection was reasonably assured. Sales to the related companies in 2001 were $747,882 of which $193,977 was recognized as revenue.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


3    RELATED PARTY TRANSACTIONS

     The following table describes significant related party transactions and balances at December 31, 2001 and 2000:

                                                                         2001            2000
                                                                      ----------      ----------
     Transactions conducted during the year:
        Sales                                                         $1,044,032      $1,025,245
        Rental income                                                     66,423          73,101
        Other income                                                      36,318          13,421

     Balances outstanding at year end:
        Trade receivables (net of allowance for doubtful accounts        632,579       1,061,802
         of $705,819 and $171,072, respectively)
        Other receivables and prepaid expenses                             3,361         184,965
        Due to IVC and other related parties                           2,860,668       2,146,148
        Trade payables                                                    47,953          50,945

     The amounts due to IVC and other related parties primarily relate to expenses paid by these related parties on behalf of the IGEL Operations and such amounts are due on demand.

4    TRADE RECEIVABLES

                                                            2001               2000
                                                         -----------       -----------
     Third parties                                       $   542,728       $ 1,057,177
     Related parties                                       1,338,398         1,232,874
                                                         -----------       -----------
                                                           1,881,126         2,290,051
     Less: Allowance for doubtful trade receivables         (759,437)         (329,962)
                                                         -----------       -----------
                                                         $ 1,121,689       $ 1,960,089
                                                         ===========       ===========

     Movements in the allowance for doubtful trade receivables are as follows:

                                       2001             2000
                                     ---------       ---------
     Beginning                       $ 329,962       $ 153,019
     Charge                            525,717         176,943
     Utilized                          (96,242)             --
                                     ---------       ---------
     Ending                          $ 759,437       $ 329,962
                                     =========       =========

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


5    INVENTORIES

                                                     2001              2000
                                                 -----------       -----------
     Finished goods                              $ 2,340,405       $ 2,682,721
     Work-in-progress                              1,253,741         1,674,714
     Raw materials                                   106,750            74,255
                                                 -----------       -----------
                                                   3,700,896         4,431,690
     Less: Reserve for obsolete inventories         (869,444)          (37,382)
                                                 -----------       -----------
                                                 $ 2,831,452       $ 4,394,308
                                                 ===========       ===========

     During 2001, IGEL Operations wrote-off and reserved a total of $1,858,412 of inventories that became obsolete due to a change in design and modernization of the production process and lower than expected demand experienced for certain products.

6    PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment as of December 31, 2001 and 2000 are summarized as follows:

                                             2001               2000
                                         ------------       ------------
     Leasehold land and building         $  7,952,466       $  8,448,634
     Leasehold improvements                   275,740            292,943
     Plant and equipment                    3,919,130          4,039,175
                                         ------------       ------------
                                           12,147,336         12,780,752
     Less: Accumulated depreciation        (4,382,295)        (3,786,470)
                                         ------------       ------------
                                         $  7,765,041       $  8,994,282
                                         ============       ============

     Depreciation charged to results of operations amounted to $935,395 and $612,545 for the years ended December 31, 2001 and 2000, respectively.

     Property, plant and equipment under capital lease as of December 31, 2001 and 2000 are summarized as follows:

                                            2001               2000
                                         -----------       -----------
     Plant and equipment                 $ 1,548,000       $ 1,653,000
     Less: Accumulated depreciation         (506,000)         (363,000)
                                         -----------       -----------
                                         $ 1,042,000       $ 1,290,000
                                         ===========       ===========

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


7    LONG-TERM LOANS

                                                      2001              2000
                                                  -----------       -----------
     Term loan                                    $ 3,806,417       $ 4,043,905
     Multi-currency revolving line of credit        4,885,409         5,438,949
                                                  -----------       -----------
                                                    8,691,826         9,482,854
     Less: Current portion                         (8,691,826)               --
                                                  -----------       -----------
     Non-current portion                          $        --       $ 9,482,854
                                                  ===========       ===========

     The term loan and multi-currency revolving line of credit ("MRLC"), denominated in Singapore dollars and Japanese Yen, respectively, are secured by IVL's leasehold building, a guarantee from ATD, an assignment of all the rights and benefits arising from IVL's tenancy agreements and a floating charge on all other assets of IVL. These loans are repayable on October 31, 2002. As of December 31, 2001 and 2000, the interest rate on the term loan is 1.25% per annum above the bank's prevailing prime rate (5.35% and 5.80% at December 31, 2001 and 2000, respectively) and the interest rate on the MRLC is 1.5% per annum above the Singapore Interbank Offer Rate (1.25% and 2.81% at December 31, 2001 and 2000, respectively).

     The agreement with the bank contained debt covenants that required IVL to maintain:

     - aggregate total banking facilities to be lower than 85% of the property's market value;

     - minimum net worth, computed in accordance with the agreement definitions, of $1.6 million;

     - historical interest coverage ratio of not less than 1.1 on a quarterly basis.

     At December 31, 2001, IVL was in breach of the above mentioned debt covenants and as a result, the loans were classified as current in the accompanying combined balance sheet. The loans were assumed by 1-800 CONTACTS in connection with the acquisition of the IGEL Operations and were subsequently refinanced on a long-term basis.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


8    INCOME TAXES

     Income tax benefit consists of the following:

                     2001             2000
                   ---------       ---------
     Current          (9,899)         76,972
     Deferred       (270,000)        (80,000)
                   ---------       ---------
                   $(279,899)      $  (3,028)
                   =========       =========

     A reconciliation of the expected income tax benefit computed by applying statutory rates to pretax loss to the actual income tax benefit is as follows:

                                                              2001             2000
                                                            ---------       ---------
     Income taxes computed at Singapore statutory tax
        rate of 24.5% (2000: 25.5%)                         $(725,360)      $ (76,202)
     Non-deductible expenses                                   75,360          73,174
     Change in valuation allowance                            370,101              --
                                                            ---------       ---------
                                                            $(279,899)      $  (3,028)
                                                            =========       =========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below.

                                                                     2001             2000
                                                                   ---------       ---------
     Deferred tax assets:
       Others                                                      $   9,300       $      --
       Property, plant and equipment due to basis differences         55,000              --
       Tax loss carryforwards                                        305,801              --
                                                                   ---------       ---------
                                                                     370,101              --
                                                                   ---------       ---------
     Deferred tax liabilities:
       Property, plant and equipment due to basis difference              --        (242,483)
       Others                                                             --         (27,517)
                                                                   ---------       ---------
                                                                          --        (270,000)
                                                                   ---------       ---------
     Net deferred tax assets (liabilities)                           370,101        (270,000)
     Less: Valuation allowance                                      (370,101)             --
                                                                   ---------       ---------
                                                                   $      --       $(270,000)
                                                                   =========       =========

     Management believes that it is more likely than not that the net deferred tax assets will not be realized given the recent history of operating losses and, accordingly, has provided a valuation allowance.

     IGEL Operations' tax loss carryforwards will not be available for use by 1-800 CONTACTS.

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


9    OPERATING LEASE COMMITMENTS

     As of December 31, 2001, the future commitments related to a noncancelable land operating lease are as follows:

                                                      2001
                                                  -----------
     2002                                         $   153,825
     2003                                             167,642
     2004                                             174,348
     2005                                             181,321
     2006                                             188,574
     Thereafter                                     3,478,510
                                                  -----------
     Total minimum lease payments                 $ 4,344,220
                                                  ===========

     Rent expense amounted to approximately $211,790 and $211,070 for the years ended December 31, 2001 and 2000, respectively.

     The property lease was entered into with Housing and Development Board ("HDB") for an initial lease term of 30 years commencing 1 September 1990 and renewable for a further 30 years. Rental expense is paid quarterly in advance to HDB for the leasehold property. The annual rent is subject to a maximum yearly increase of 7.6% at the discretion of HDB.

10   CAPITAL LEASE OBLIGATIONS

     The net present value of future minimum lease payments under capital leases as well as total future minimum lease payments as of December 31, 2001 are as follows:

                                                            2001
                                                       -----------
     2002                                              $   467,549
     2003                                                  392,964
     2004                                                  190,058
                                                       -----------
     Total future minimum lease payments                 1,050,571
     Less: Imputed interest                               (152,784)
                                                       -----------
     Present value of minimum lease payments               897,787
     Less: Current portion                                (399,400)
                                                       -----------
                                                       $   498,387
                                                       ===========

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001 AND 2000
(IN UNITED STATES DOLLARS)


11   COMMITMENTS

     During 2001, IGEL Operations entered into a Collaboration and Limited Rights Agreement ("Agreement") with an executive director of IGEL Operations to exploit and utilize certain existing technology and new technology developed as a result of the collaboration. Under the Agreement, such technology will be under the ownership of the executive director. Should the employment of the executive director be terminated by the IGEL Operations, the Agreement provides for the continuous use of the technology only on the basis that IGEL Operations pay the executive director an agreed upon royalty, which at December 31, 2001, is 5% of sales of contact lenses manufactured using this technology.

12   CONCENTRATION OF RISK

     Revenues from major customers, as a percentage of net revenues, were as follows:

                          2001      2000
                          ----      ----
     Customer A            67%       74%
     Customer B *          26        21
     Others                 7         5
                          ---       ---
                          100       100
                          ---       ---

     * Related party

     The substantial majority of the IGEL Operations sales are to two customers which exposes it to a concentration of credit risk.

IGEL OPERATIONS

UNAUDITED CONDENSED COMBINED BALANCE SHEETS
(IN UNITED STATES DOLLARS)

                                                                                         AS OF
                                                                           -------------------------------
                                                                              JUNE 30,         DECEMBER 31,
                                                                 NOTES         2002               2001
                                                                 -----     ------------       ------------
ASSETS

CURRENT ASSETS:

Cash                                                                       $     10,972       $     27,448
Trade receivables (net of allowance for doubtful
   accounts of $821,579 and $759,025, respectively)                             570,070          1,121,689
Other receivables and prepayments                                                64,268             64,610
Inventories                                                        3          1,415,345          2,831,452
                                                                           ------------       ------------
Total current assets                                                          2,060,655          4,045,199

NON-CURRENT ASSETS:
Property, plant and equipment, net                                            7,658,821          7,765,041
                                                                           ------------       ------------
TOTAL ASSETS                                                               $  9,719,476       $ 11,810,240
                                                                           ============       ============

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:

Trade and other payables                                                   $  1,524,834       $  1,068,863
Income tax payable                                                              110,330            105,831
Advances from IVC directors                                        4            675,807                 --
Amounts due to related parties                                                2,856,676          2,860,668
Current portion of capital lease obligations                                    408,631            399,400
Current portion of long-term loans                                 5          9,068,984          8,691,826
                                                                           ------------       ------------
Total current liabilities                                                    14,645,262         13,126,588

NON-CURRENT LIABILITIES:

Capital lease obligations, less current portion                                 326,503            498,387
                                                                           ------------       ------------
TOTAL LIABILITIES                                                            14,971,765         13,624,975

NET ASSETS (LIABILITIES)                                                     (5,252,289)        (1,814,735)
                                                                           ------------       ------------
TOTAL LIABILITIES AND NET ASSETS                                           $  9,719,476       $ 11,810,240
                                                                           ============       ============

See accompanying notes to unaudited condensed combined financial statements.

IGEL OPERATIONS

UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
(IN UNITED STATES DOLLARS)

                                                    SIX MONTHS ENDED JUNE 30,
                                                  -----------------------------
                                                      2002              2001
                                                  -----------       -----------
REVENUE
Product sales                                     $ 1,360,567       $ 1,825,031
Rental income                                         202,967           224,931
                                                  -----------       -----------
                                                    1,563,534         2,049,962
                                                  -----------       -----------
COSTS AND EXPENSES
Cost of product sales                              (1,169,860)       (1,706,174)
Write down of inventories                          (2,208,672)       (1,858,412)
Cost of rental income                                (250,670)         (287,607)
Selling, general and administrative expenses         (716,075)         (669,778)
                                                  -----------       -----------
                                                   (4,345,277)       (4,521,971)
                                                  -----------       -----------

LOSS FROM OPERATIONS                               (2,781,743)       (2,472,009)

Other income                                           42,996            30,187
Interest expense                                     (229,460)         (211,656)
Foreign exchange (loss) gain                          (37,600)          335,256
                                                  -----------       -----------
LOSS BEFORE INCOME TAXES                           (3,005,807)       (2,318,222)

Income tax benefit                                         --           219,191
                                                  -----------       -----------
NET LOSS                                          $(3,005,807)      $(2,099,031)
                                                  ===========       ===========

See accompanying notes to unaudited condensed combined financial statements.

IGEL OPERATIONS

UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(IN UNITED STATES DOLLARS)

                                                             SIX MONTHS ENDED JUNE 30
                                                          -----------------------------
                                                             2002              2001
                                                          -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                              $(3,005,807)      $(2,099,031)
    Adjustments to arrive at cash used in
       operating activities:
       Depreciation expense                                   468,014           447,994
       Deferred income taxes                                       --          (219,191)
       Changes in operating assets and liabilities:
          Trade receivables                                   591,110           128,682
          Other receivables and prepayments                     3,115           260,813
          Inventories                                       1,512,577         1,363,971
          Trade payables and other payables                   402,769          (135,171)
          Income tax payable                                     (129)          (50,810)
                                                          -----------       -----------
Net cash used in operating activities                         (28,351)         (302,473)
                                                          -----------       -----------

CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchase of property plant and equipment                  (33,117)         (292,520)
                                                          -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayment of long-term loans                                   --          (256,191)
    Advances from IVC directors                               675,807                --
    Payment of capital lease obligations                     (198,684)         (283,495)
    (Decrease)/ Increase in due from related parties         (126,958)          640,443
    Net cash transfers (to) from IVL Parent                  (378,496)          450,701
                                                          -----------       -----------
Net cash (used in) provided by financing activities           (28,331)          551,458
                                                          -----------       -----------
Effect of exchange rate changes on cash                        73,323            (9,608)
                                                          -----------       -----------
Net decrease in cash                                          (16,476)          (53,413)
Cash at beginning of period                                    27,448            78,491
                                                          -----------       -----------
CASH AT END OF PERIOD                                     $    10,972       $    25,078
                                                          ===========       ===========
Supplemental disclosures of cash flow information:

Cash paid for:
    Interest                                              $  (233,580)      $  (211,656)


See accompanying notes to unaudited condensed combined financial statements.

IGEL OPERATIONS

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2002 AND 2001
(IN UNITED STATES DOLLARS)


1    BASIS OF PRESENTATION

     The operations of Igel C M Laboratory Pte Ltd ("ICML") and International Vision Laboratories Pte Ltd ("IVL") consist of manufacturing, distribution and development of eye care products and the rental of property. ICML and IVL are based in Singapore and are wholly owned subsidiaries of International Visioncare Pte Ltd ("IVC").

     On July 24, 2002, 1-800 CONTACTS, INC. ("1-800 CONTACTS") completed the acquisition of substantially all of the key operating assets and certain liabilities of ICML, and certain assets and liabilities of IVL related to the land and building rental operations. The accompanying combined financial statements include the historical financial statements of ICML, plus carved-out financial information related to the rental operations of IVL (collectively referred to as the "IGEL Operations"). IVL maintained sufficiently detailed accounting records to separately account for its rental operations. As a result, allocations of expenses were not necessary in connection with the preparation of the carved-out financial information for the rental operations. The combined statements of changes in net assets (liabilities) and comprehensive income (loss) include net cash transfers from the IVL operations that were not acquired by 1-800 CONTACTS (referred to as "IVL Parent"). All significant balances and transactions between ICML and the carved-out IVL operations have been eliminated on combination.

     The accompanying condensed combined financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed combined financial statements reflect all adjustments (consisting of normal adjustments), which in the opinion of management are necessary to present fairly the results of operations for the periods presented. It is suggested that these condensed combined financial statements be read in conjunction with the audited financial statements and notes thereto included elsewhere in this Current Report on Form 8-K. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the entire year.

2    COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) for the six months ended June 30, 2002 and 2001 consists of the following components:

                                                        SIX MONTHS  ENDED
                                                  -----------------------------
                                                   JUNE 30,          JUNE 30,
                                                     2002              2001
                                                  -----------       -----------
     Net loss                                     $(3,005,807)      $(2,099,031)
     Foreign currency translation adjustment          (53,251)           22,467
                                                  -----------       -----------
                                                  $(3,059,058)      $(2,076,564)
                                                  ===========       ===========

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
JUNE 30, 2002 AND 2001
(IN UNITED STATES DOLLARS)


3    INVENTORIES

                                                             AS OF
                                                 ----------------------------
                                                  JUNE 30,        DECEMBER 31,
                                                    2002              2001
                                                 -----------      -----------
     Finished goods                              $   833,762      $ 2,340,405
     Work-in-progress                                402,537        1,253,741
     Raw materials                                   179,046          106,750
                                                 -----------      -----------
                                                   1,415,345        3,700,896
     Less: reserve for obsolete inventories               --         (869,444)
                                                 -----------      -----------
                                                 $ 1,415,345      $ 2,831,452
                                                 ===========      ===========

     During the six months ended June 30, 2002, the IGEL Operations wrote off inventories of $2,208,672, as result of continued declines in sales and a decision not to complete the manufacturing process and sell certain lenses.

4    ADVANCES FROM IVC DIRECTORS

     During the six months ended June 30, 2002, two directors of IVC advanced amounts to fund cash flow shortages. Advances amounting to $489,041 bear interest at 7%, while the remaining advances are interest free. All advances are unsecured and have no fixed terms of repayment.

5    LONG-TERM LOANS

     The term loan and multi-currency revolving line of credit are denominated in Singapore dollars and Japanese Yen, respectively. These loans were assumed by 1-800 CONTACTS as part of the acquisition of the IGEL Operations and were refinanced on a long-term basis.

                          UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL INFORMATION

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

On July 24, 2002, 1-800 CONTACTS, INC. (the Company) completed the acquisition of certain net assets and the majority of the business operations of IGEL, a contract manufacturer of contact lenses based in Singapore. The acquisition was effected through a wholly owned subsidiary of the Company, IGEL Acquisition Co. Pte Ltd (subsequently renamed ClearLab Pte Ltd), and included the purchase of assets of Igel C.M. Laboratory Pte Ltd (ICML) and International Vision Laboratories Pte Ltd (IVL), both subsidiaries of Igel Visioncare Pte Ltd (collectively, the Seller), as well as certain other assets from Sinduchajana Sulistyo and Stephen D. Newman (collectively, the Shareholders). The assets acquired included principally the long-term leasehold interests in the land and building where the manufacturing facility is located, as well as equipment, inventories, and certain intellectual property rights, including patents key to the operation of the acquired business.

The consideration paid by the Company consisted of approximately $5.3 million in cash, approximately $8.6 million in assumed building and business loans to be paid over the next 7 years, approximately $0.7 million in assumed capital lease obligations, a non-interest bearing note of approximately $2.1 million to be paid over the next 5 years, 700,000 shares of restricted common stock of the Company, and 270,000 stock options in three tranches of 90,000 each with exercise prices of $15, $25 and $35, respectively. The 700,000 shares of restricted common stock are held in escrow, subject to a performance guarantee, and vest over a two-year schedule with no shares released from escrow for a minimum of one year. The purchase price for the assets was determined in arms-length negotiations between the Company and the Seller and Shareholders.

The Company will continue to operate this contract manufacturer through its wholly owned subsidiary, ClearLab Pte Ltd. The Company obtained the $5.3 million cash consideration used in this asset purchase from part of a $10 million, five-year term loan from Zions First National Bank, the Company's current lender.

The unaudited pro forma condensed combined balance sheet of the Company gives effect to the acquisition as if it had been completed as of June 29, 2002 (the balance sheet date of the Company's most recent quarter). The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had been completed as of the first day of the Company's 2001 fiscal year (the most recent fiscal year presented). The pro forma adjustments are described in the accompanying notes.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition taken place on June 29, 2002 or at the beginning of the Company's 2001 fiscal year, nor is it indicative of the results that may be expected for future periods. The pro forma condensed combined financial statements should be read in conjunction with the Company's consolidated financial statements and related notes filed in the Company's Annual Report on Form 10-K and in conjunction with the audited combined financial statements of ICML and IVL (the IGEL Operations) and related notes included in this Current Report on Form 8-K/A.

                              1-800 CONTACTS, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 29, 2002
                            (US DOLLARS IN THOUSANDS)

                                                             HISTORICAL
                                                  -------------------------------
                                                                      ICML AND
                                                                   THE CARVED-OUT
                                                                   PORTION OF IVL
                                                                   COMBINED (IGEL    PRO FORMA          PRO FORMA
                                                  1-800 CONTACTS     OPERATIONS)    ADJUSTMENTS         COMBINED
                                                  --------------   --------------   -----------         ---------
      ASSETS
Current assets:
   Cash and cash equivalents                          $     26       $     11       $    (11)(a)        $     26
   Accounts receivable                                      --            570           (570)(a)              --
   Inventories                                          49,450          1,416                             50,866
   Deferred income taxes                                 1,056             --                              1,056
   Other current assets                                  1,737             64            (26)(a)           1,775
                                                      --------       --------       --------            --------
      Total current assets                              52,269          2,061           (607)             53,723
Property and equipment, net                              3,595          7,659            300 (b)
                                                                                       1,132 (a)          12,686
Deferred income taxes                                      541             --                                541
Intangible assets, net                                   1,320             --          6,065 (a)           7,385
Other assets                                             1,165             --           (720)(a)
                                                            --             --           (300)(b)             145
                                                      --------       --------       --------            --------
      Total assets                                    $ 58,890       $  9,720       $  5,870            $ 74,480
                                                      ========       ========       ========            ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit                                     $ 19,067       $     --                             19,067
   Current portion of long-term debt
      and capital lease obligations                         --         13,010       $(11,187)(a)           1,824
   Accounts payable                                     11,464          1,635         (1,635)(a)          11,464
   Accrued liabilities                                   3,491             --            245 (a)           3,736
   Unearned revenue                                        335             --                                335
                                                      --------       --------       --------            --------
      Total current liabilities                         34,357         14,645        (12,576)             36,426
   Long-term debt and capital lease
      obligations, less current portion                     --            327         14,988 (a)          15,315
   Liability related to contingent consideration            --             --          6,766 (a)           6,766
                                                      --------       --------       --------            --------
      Total liabilities                                 34,357         14,972          9,178              58,507
                                                      --------       --------       --------            --------

Stockholders' equity:
   Common stock                                            129             --                                129
   Additional paid-in capital                           24,014             --                             24,014
   Retained earnings                                    21,219             --         (8,560)(c)          12,659
   Treasury stock                                      (20,826)            --                            (20,826)
   Accumulated other comprehensive loss                     (3)            --                                 (3)
   Net deficit of acquired operations                       --         (5,252)         5,252(a)               --
                                                      --------       --------       --------            --------
      Total stockholders' equity                        24,533         (5,252)        (3,308)             15,973
                                                      --------       --------       --------            --------
      Total liabilities and stockholders' equity      $ 58,890       $  9,720       $  5,870            $ 74,480
                                                      ========       ========       ========            ========

                             See accompanying notes.

                              1-800 CONTACTS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE TWO QUARTERS ENDED JUNE 29, 2002
                (US DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       HISTORICAL
                                                               --------------------------------
                                                                                    ICML AND
                                                                                 THE CARVED-OUT
                                                                                 PORTION OF IVL
                                                                                 COMBINED (IGEL       PRO FORMA         PRO FORMA
                                                               1-800 CONTACTS      OPERATIONS)       ADJUSTMENTS        COMBINED
                                                               --------------    --------------      -----------        ---------
Net product sales                                                 $ 83,814          $  1,361                            $ 85,175
Cost of goods sold                                                  58,697             3,378          $     30 (d)        62,105
                                                                  --------          --------          --------          --------
   Gross profit                                                     25,117            (2,017)              (30)           23,070
                                                                  --------          --------          --------          --------
Selling, general and administrative expenses:
   Advertising expense                                               6,609                                                 6,609
   Legal and professional fees                                       2,400                                                 2,400
   Other selling, general and administrative expenses               10,914               716                 2 (e)
                                                                                                           289 (f)        11,921
                                                                  --------          --------          --------          --------
      Total selling, general and administrative expenses            19,923               716               291            20,930
                                                                  --------          --------          --------          --------
Income (loss) from operations                                        5,194            (2,733)             (321)            2,140
Interest expense                                                      (327)             (230)             (253)(g)          (810)
Other income, net                                                        4               (43)              (35)(h)            74
                                                                  --------          --------          --------          --------
Income (loss) before provision for income taxes                      4,871            (3,006)             (609)            1,256
Provision for income taxes                                          (1,928)               --                --            (1,928)
                                                                  --------          --------          --------          --------
Net income (loss)                                                 $  2,943          $ (3,006)         $   (609)         $   (672)
                                                                  ========          ========          ========          ========
Earnings per common share:
   Basic                                                          $   0.26                                              $  (0.06)
                                                                  ========                                              ========
   Diluted                                                        $   0.25                                              $  (0.06)
                                                                  ========                                              ========
Weighted average common shares outstanding:
   Basic                                                            11,451                                                11,451
                                                                  ========                                              ========
   Diluted                                                          11,564                                                11,564
                                                                  ========                                              ========


                             See accompanying notes.

                              1-800 CONTACTS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 29, 2001
                (US DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            HISTORICAL
                                                                 -------------------------------
                                                                                     ICML AND
                                                                                  THE CARVED-OUT
                                                                                  PORTION OF IVL
                                                                                  COMBINED (IGEL       PRO FORMA         PRO FORMA
                                                                 1-800 CONTACTS     OPERATIONS)       ADJUSTMENTS        COMBINED
                                                                 --------------   --------------      -----------        ---------
Net product sales                                                  $ 169,036          $   3,226                          $ 172,262
Cost of goods sold                                                   103,093              4,421              60 (d)        107,574
                                                                   ---------          ---------       ---------          ---------
   Gross profit                                                       65,943             (1,195)            (60)            64,688
                                                                   ---------          ---------       ---------          ---------
Selling, general and administrative expenses:
   Advertising expense                                                26,850                                                26,850
   Legal and professional fees                                         2,838                                                 2,838
   Other selling, general and administrative expenses                 19,874              1,814       $      34 (e)
                                                                                                            588 (f)         22,310
                                                                   ---------          ---------       ---------          ---------
      Total selling, general and administrative expenses              49,562              1,814             622             51,998
                                                                   ---------          ---------       ---------          ---------
Income (loss) from operations                                         16,381             (3,009)           (682)            12,690
Interest expense                                                         (96)              (430)           (612)(g)         (1,138)
Other income (expense), net                                             (156)               478             (75)(h)            247
                                                                   ---------          ---------       ---------          ---------
Income (loss) before provision for income taxes                       16,129             (2,961)         (1,369)            11,799
(Provision) benefit for income taxes                                  (6,265)               280              --             (5,985)
                                                                   ---------          ---------       ---------          ---------
Net income (loss)                                                  $   9,864          $  (2,681)      $  (1,369)         $   5,814
                                                                   =========          =========       =========          =========
Earnings per common share:
   Basic                                                           $    0.85                                             $    0.50
                                                                   =========                                             =========
   Diluted                                                         $    0.84                                             $    0.49
                                                                   =========                                             =========
Weighted average common shares outstanding:
   Basic                                                              11,574                                                11,574
                                                                   =========                                             =========
   Diluted                                                            11,752                                 19 (i)         11,771
                                                                   =========                          =========          =========


                             See accompanying notes.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.   ACQUISITION

The purchase consideration was denominated primarily in Singapore dollars ("SGD"). As a result, applicable amounts of consideration have been translated into US dollars ("USD") at the exchange rate on June 29, 2002. All amounts herein are shown in USD, unless otherwise noted. The following sets forth the consideration paid by the Company, which is preliminary and subject to certain adjustments (in thousands).

     Cash                                                        $ 5,300
     6.75% note payable to bank                                    4,915
     6% note payable to parent of Seller (discounted at 7%)        3,663
     Non interest bearing note payable (discounted at 7%)          1,789
     Capital lease obligations assumed                               735
     Estimated direct acquisition expenses                         1,507
                                                                 -------
        Purchase consideration                                   $17,909
                                                                 =======

The following table sets forth the preliminary allocation of the purchase consideration to the tangible and intangible assets acquired and liabilities assumed as of June 29, 2002 (in thousands).

     Inventories                                        $  1,416
     Other current assets                                     38
     Property and equipment                                8,791
     Other long-term assets                                   50
     In-process research and development                   8,560
     Definite-lived intangible assets:
        Core and completed technologies                    4,478
        Noncompetition agreement                           1,587
     Accrued liabilities                                    (245)
                                                        --------
     Estimated fair value of acquired net assets          24,675
     Liability related to contingent consideration        (6,766)
                                                        --------
        Total                                           $ 17,909
                                                        ========

Under Singapore law, the Company will seek to obtain approval to deduct for tax reporting purposes the amounts assigned to intangible assets. If approval is not obtained, the Company will record a deferred tax liability of approximately $1.5 million for the tax effect of the intangible assets.

The value allocated to in-process research and development will be charged to expense upon consummation of the acquisition. The valuation of the in-process research and development was determined using the income approach method, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows. The amount allocated represents the estimated purchased in-process technology for projects that have not yet reached commercial viability. Based on preliminary assessments, the value of these projects was determined by estimating the costs to develop the purchased in-process technologies into commercially viable products; estimating the resulting net cash flows from the sale of the products resulting from completion reduced by the portion of revenue attributable to core technology; and discounting the net cash flows back to their present value. Management believes that the acquired in-process research and development will be successfully developed; however these technologies may not achieve commercial viability.

In connection with the acquisition, 700,000 shares of restricted common stock of the Company were placed in escrow and will be released from escrow upon successful test market results of certain newly developed contact lens products as specified in the escrow agreement. Upon meeting the specific release requirements, the shares will be released upon the later of completing the specified requirements and the vesting dates as specified below. If the conditions are not met by July 24, 2004, all shares in escrow will be returned to the Company.

         NUMBER OF SHARES            VESTING DATE
         ----------------            ------------
              175,000               July 24, 2003
              350,000              January 24, 2004
              175,000               July 24, 2004
              -------
              700,000
              =======

The ultimate value of the shares will be accounted for as contingent consideration and recorded as additional purchase price at the time the shares are released from escrow. In accordance with Statement of Financial Accounting Standards No. 141, at the date of acquisition the Company has recorded a liability of $6,766,000 for the excess of the fair value of the acquired net assets over the purchase consideration (excluding contingent consideration). Any difference between this amount and the ultimate value determined at the date the escrow conditions are met will be reflected as an increase to goodwill or a reduction in the value assigned to the intangible assets. Management believes that the conditions for release of the escrow will likely be met and that the shares will be released from escrow.

In connection with the acquisition, certain technologies and intellectual property were assigned to the Company for use in new products. The Company issued stock options to purchase 270,000 shares and a non interest bearing note of SGD $3,750,000 (USD $2,126,000) to the president and chief technology officer as consideration for the assignment. The note payable is discounted at 7% which results in a carrying amount of SGD $3,156,000 (USD $1,789,000). The options consist of three equal tranches with exercise prices of $15, $25 and $35, respectively. The tranches vest at the end of the third, fourth and fifth years, respectively, of the agreement. In addition, in the event the Company, in its sole discretion, decides to exploit the technologies, the Company will be required to pay commissions on a per unit basis of applicable products sold beginning one year after the date of the acquisition and ending five years after the termination of employment agreement described in Note 4. If the Company decides to exploit the technologies but has not yet exploited them by July 2005, the Company will pay a commission of SGD$1,000,000 (USD$567,000) and SGD$1,000,000 for each year thereafter until the Company has exploited the technologies. In the event that the Company decides, in its sole discretion, not to exploit the technologies, the Company shall assign the technologies back in exchange for the forfeiture of any unvested common stock options of the 270,000 stock options issued under this agreement. The value of the stock options will be determined and recorded as additional purchase consideration at the applicable vesting dates.

As part of the purchase consideration, the Company assumed or refinanced two notes payable. One of the notes with a principal balance of SGD $8,670,000 (USD $4,915,000) is payable to a Singapore bank, bears interest at 6.75% and is secured by substantially all of the assets of ClearLab Pte Ltd. The other note with a principal balance of SGD $6,892,000 (USD$3,907,000) is payable to the parent of the Seller, bears interest at 6% and has a subordinated position to the note payable to the Singapore bank. Management believes that the note payable bears a below market interest rate. Accordingly, under purchase accounting, the note payable is discounted at 7% which results in a carrying value of SGD $6,462,000 (USD $3,663,000). The notes are payable in increasing principal installments through 2009. In addition, the Company has guaranteed the notes.

In July 2002, the Company obtained a $10 million term loan from its current lender of which approximately $6 million was used to partially fund the acquisition. The loan bears interest at the bank's prime rate plus 0.5 percent (5.25 percent at June 29, 2002) or 3.0 percent above the lender's LIBOR for the applicable period. The loan is payable in increasing quarterly installments through 2007.

3.   PRO FORMA COMBINED NET INCOME PER COMMON SHARE

Pro forma diluted net income per common share ("Diluted EPS") reflects the potential dilution that could occur if stock options or other common stock equivalents issued in connection with the acquisition were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an antidilutive effect on pro forma net income per common share. For the year ended December 29, 2001 and the two quarters ended June 29, 2002, options issued in connection with the acquisition to purchase 240,000 and 360,000 shares of common stock, respectively, were not included in the computation of Diluted EPS on a pro forma basis because the exercise prices of the options were greater than the average market prices of the underlying common shares during the respective periods.

Diluted EPS does not include the impact of 700,000 shares of restricted common stock issued in connection with the acquisition since the necessary conditions for the release of those shares have not been satisfied. The Company expects to include such shares in Diluted EPS when such conditions for their release from escrow have been satisfied to the extent such shares have not fully vested. Shares that have been released from escrow and are fully vested will be included in the determination of basic net income per common share.

4.   EMPLOYMENT AGREEMENT

In connection with the acquisition, the Company entered into an employment agreement with the president and chief technology officer. Under the provisions of the agreement, the Company is required to pay SGD$1,125,000 (USD$638,000) over the five-year term of the agreement for employment. The Company will account for these amounts as compensation expense as earned. If employment is terminated for any reason other than cause, the Company is obligated to pay any unpaid amounts under the agreement at that time. Additionally, the individual was granted 90,000 stock options in three equal tranches with exercise prices of $15, $25 and $35, respectively. The tranches vest at the end of the third, fourth and fifth years, respectively, of the agreement. These options were granted with exercises prices in excess of the Company's quoted market price on the date of grant and accordingly, the Company did not record compensation expense.

The agreement contains a noncompetition clause for two years following the termination of employment.

5.   PRO FORMA ADJUSTMENTS

The pro forma condensed combined financial statements give effect to the following pro forma adjustments in connection with the acquisition.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

     (a) To reflect the purchase consideration and its preliminary allocation to net assets acquired based on fair values as described in Note 2 and to remove the assets and liabilities not acquired or assumed by the Company. The following provides a reconciliation (in thousands) of other long-term assets and notes payable. All other adjustments can be readily determined from the information provided in the notes.

     Amounts advanced as purchase consideration by the
        Company prior to June 29, 2002                      $   (250)
     Direct acquisition costs incurred by the Company
        prior to June 29, 2002                                  (520)
     Debt issuance costs                                          50
                                                            --------
        Pro forma adjustment to other assets                $   (720)
                                                            ========
     Note payable to bank                                   $  4,915
     Note payable to parent of Seller                          3,663
     Non-interest bearing note payable                         1,789
     Capital lease obligations                                   735
     Bank term loan                                            6,037
                                                            --------
        Total                                                 17,139
        Less long-term portion                               (15,315)
        Less historical IGEL current obligations             (13,010)
                                                            --------
          Pro forma adjustment to current
            portion of long-term debt and
            capital lease obligations                       $(11,186)
                                                            ========
     Long-term portion of debt and capital
        capital lease obligations                           $ 15,315
     Less historical IGEL long-term obligations                 (327)
                                                            --------
        Pro forma adjustment to long-term
          debt and capital lease obligations                $ 14,988
                                                            ========

     (b) To reclassify advances of $300,000 made to Stephen D. Newman for the purchase of certain equipment prior to June 29, 2002.

     (c) To reflect the expensing of in-process research and development acquired in the business combination. A non-recurring charge of $8,560,000 will be reflected in the statement of operations of the Company for the quarter ended September 28, 2002. As this charge is non-recurring and directly associated with the acquisition, no provision for the write-off has been reflected in the accompanying pro forma statement of operations.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

     (d) To reflect depreciation expense related to the $300,000 of equipment purchased using an estimated useful life of 5 years.

     (e) To reflect additional compensation expense to be recorded as a result of the employment agreement with the president and chief technology officer.

     (f) To reflect amortization related to acquired definite-lived intangible assets. Core technology has an estimated useful life of 12 years and the noncompetition agreement has an estimated useful life of 5 years.

     (g) To reflect additional interest expense associated with the portion of the term loan used to finance the acquisition and the assumed/refinanced notes payable (see Note 2).

     (h) To reflect additional depreciation expense on the building using an estimated useful life of 19 years.

     (i) To reflect the dilutive effect of 120,000 common stock options issued in connection with the acquisition. For the six month period ended June 29, 2002, no options issued in connection with the acquisition had a dilutive effect.

     No benefit for income taxes has been provided for the above adjustments due to the uncertainty of their realization as a result of the net operating losses of the Singapore operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        1-800 CONTACTS, INC.


Date: October 7, 2002                   By: /s/ Scott S. Tanner
                                           ------------------------
                                        Name:  Scott S. Tanner
                                        Title: Chief Operating Officer and
                                               Chief Financial Officer